EXHIBIT 99.1

Upwork Reports Third Quarter 2020 Financial Results

•Revenue grew 24% year-over-year to $96.7 million, exceeding guidance
•Marketplace revenue grew 26% year-over-year to $88.0 million
•Marketplace take rate improved from 13.3% to 13.6% year-over-year

Santa Clara, CA – November 4, 2020 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume (“GSV”), today announced its third quarter 2020 financial results.

“Our third quarter performance was fueled by strength from both existing and new clients, who adopted Upwork in record numbers. As the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume, we have been building capabilities and tools for a world now increasingly ready to use them,” said Hayden Brown, President and CEO of Upwork. “Our vision is to place independent talent at the heart of every business; everything we do is, and will continue to be, focused on powering our customers’ progress. This quarter we continued to expand our platform to serve our customers with Project Catalog, a curated collection of pre-scoped projects that provides a new click-and-buy way for clients and freelancers to instantly begin working together on the Upwork marketplace.”

Third Quarter 2020 Financial Results
•Gross services volume (GSV) increased by 23% year-over-year to $654.5 million;
•Revenue grew 24% year-over-year to $96.7 million;
•Marketplace revenue grew 26% year-over-year to $88.0 million;
•Marketplace take rate was 13.6%, up from 13.3% a year ago;
•Gross margin increased two percentage points year-over-year to 73%;
•Net loss was $2.7 million, or $(0.02) per share, compared to a net loss of $3.5 million, or $(0.03) per share, in the third quarter of 2019;
•Non-GAAP net income was $5.0 million, or $0.04 per share, compared to non-GAAP net income of $1.1 million, or $0.01 per share, in the third quarter of 2019; and
•Adjusted EBITDA, a non-GAAP financial measure, was $6.7 million compared to adjusted EBITDA of $2.0 million in the third quarter of 2019.

Note: Reported figures are rounded; unless otherwise noted, comparisons of the third quarter of 2020 are to the third quarter of 2019. All financial measures are GAAP unless cited as non-GAAP. Certain operating metrics used here, including “GSV” and “marketplace take rate,” are defined in our Annual Report on Form 10-K for the full year ended December 31, 2019 and our most recently filed Quarterly Report on Form 10-Q.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Guidance
The fourth quarter guidance we are providing today factors in the expected impacts of the COVID-19 pandemic that are available to us as of today.

As of November 4, 2020, Upwork is providing the following guidance for its fourth quarter and full year 2020 as follows:

For the fourth quarter of 2020, Upwork expects to report:
•Revenue in the range of $96 million to $98 million
•Weighted-average shares outstanding in the range of 122 million to 124 million

For the full year 2020, Upwork expects to report:
•Revenue in the range of $363 million to $365 million
•Weighted-average shares outstanding in the range of 118 million to 122 million

Third Quarter 2020 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s third quarter 2020 financial results. An audio webcast archive will be available following the live event for approximately one year at
investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

We use our investor relations website (investors.upwork.com), our Twitter handle (twitter.com/Upwork) and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the fourth quarter of 2020 and full year 2020, expectations regarding the impact of the COVID-19 pandemic on our business and industry, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and global economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our ability to attract and retain a community of freelancers and clients; our limited operating history under our current business strategy and pricing model; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of freelancers on our platform; the possibility that the market for freelancers and the services they offer will develop more slowly than we expect; user circumvention of our platform; our ability to sell to mid-market, large enterprise, and global account clients; the success of our investments in our enterprise sales organization and our related marketing efforts, and expectations for the ability for enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our platform in a period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 2, 2020, our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2020, and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended September 30, 2020 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations (and as a percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis), and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, and, if applicable, other non-cash transactions, which in the periods presented consists of expense associated with the common stock warrant that we issued to the Tides Foundation.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume (“GSV”). We serve everyone from one-person startups to 30% of the Fortune 100 with a powerful, trust-driven platform that enables companies and freelancers to work together in new ways that unlock their potential. Our talent community earned over $2 billion on Upwork in 2019 across more than 8,000 skills, including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at www.upwork.com and join us on LinkedIn, Twitter, and Facebook.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Marketplace	$88,040	$69,912	$241,286	$196,095
Managed services	8,708	8,103	26,189	24,179
Total revenue	96,748	78,015	267,475	220,274
Cost of revenue	26,596	22,494	75,489	65,207
Gross profit	70,152	55,521	191,986	155,067
Operating expenses
Research and development	20,833	16,209	60,728	47,705
Sales and marketing	33,577	25,322	98,695	70,319
General and administrative	18,047	16,468	52,973	46,193
Provision for transaction losses	724	1,214	2,654	2,706
Total operating expenses	73,181	59,213	215,050	166,923
Loss from operations	(3,029)	(3,692)	(23,064)	(11,856)
Interest expense	152	317	640	1,047
Other (income) expense, net	(452)	(462)	31	(1,773)
Loss before income taxes	(2,729)	(3,547)	(23,735)	(11,130)
Income tax provision	(18)	—	(57)	(28)
Net loss	$(2,747)	$(3,547)	$(23,792)	$(11,158)

Net loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.20)	$(0.10)
Weighted-average shares used to compute net loss per share, basic and diluted	120,681	111,163	117,121	108,844

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$88,436	$48,392
Marketable securities	67,051	85,481
Funds held in escrow, including funds in transit	128,131	108,721
Trade and client receivables, net	39,853	30,156
Prepaid expenses and other current assets	8,487	7,885
Total current assets	331,958	280,635
Property and equipment, net	27,680	21,454
Goodwill	118,219	118,219
Intangible assets, net	1,334	3,335
Operating lease asset	20,662	21,908
Other assets, noncurrent	1,784	829
Total assets	$501,637	$446,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,708	$652
Escrow funds payable	128,131	108,721
Debt, current	7,576	7,584
Accrued expenses and other current liabilities	28,766	18,342
Deferred revenue	15,892	13,799
Total current liabilities	186,073	149,098
Debt, noncurrent	5,021	10,699
Operating lease liability, noncurrent	21,693	21,186
Other liabilities, noncurrent	7,276	5,973
Total liabilities	220,063	186,956

Stockholders’ equity
Common stock	12	11
Additional paid-in capital	477,311	431,370
Accumulated deficit	(195,749)	(171,957)
Total stockholders’ equity	281,574	259,424
Total liabilities and stockholders’ equity	$501,637	$446,380

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,747)	$(3,547)	$(23,792)	$(11,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for transaction losses	1,048	1,040	2,654	2,078
Depreciation and amortization	2,658	1,671	7,444	4,498
Amortization of debt issuance costs	17	13	43	39
Amortization of discount on purchases of marketable securities	(54)	(283)	(311)	(948)
Amortization of operating lease asset	982	882	2,927	3,059
Tides Foundation common stock warrant expense	188	62	564	439
Stock-based compensation expense	6,856	3,932	19,527	10,858
Changes in operating assets and liabilities:
Trade and client receivables	(7,717)	22,875	(12,490)	(7,103)
Prepaid expenses and other assets	684	(822)	(284)	(1,407)
Operating lease liability	(495)	19	(1,420)	(979)
Accounts payable	684	1,286	5,087	697
Accrued expenses and other liabilities	3,216	1,289	10,448	(799)
Deferred revenue	1,430	1,410	3,015	2,727
Net cash provided by operating activities	6,750	29,827	13,412	2,001
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(22,467)	(45,383)	(70,215)	(131,950)
Proceeds from maturities of marketable securities	25,000	47,700	89,000	72,500
Purchases of property and equipment	(583)	(2,795)	(6,210)	(10,230)
Internal-use software and platform development costs	(2,008)	(1,872)	(5,567)	(4,054)
Net cash provided by (used in) investing activities	(58)	(2,350)	7,008	(73,734)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	(1,423)	(3,709)	19,409	16,407
Proceeds from exercises of stock options and common stock warrants	7,333	3,634	23,343	13,974
Proceeds from borrowings on debt	—	—	18,000	50,000
Repayment of debt	(1,943)	(26,893)	(23,729)	(53,786)
Proceeds from employee stock purchase plan	—	—	2,661	3,577
Net cash provided by (used in) financing activities	3,967	(26,968)	39,684	30,172
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	10,659	509	60,104	(41,561)
Cash, cash equivalents, and restricted cash—beginning of period	209,048	187,997	159,603	230,067
Cash, cash equivalents, and restricted cash—end of period	$219,707	$188,506	$219,707	$188,506

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of September 30, 2020 and December 31, 2019 (in thousands):

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$88,436	$48,392
Restricted cash	3,140	2,490
Funds held in escrow, including funds in transit	128,131	108,721
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$219,707	$159,603

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
Cost of revenue	$26,596	$22,494	$4,102	18%	$75,489	$65,207	$10,282	16%
Components of cost of revenue:
Cost of freelancer services to deliver managed services	7,093	6,745	348	5%	21,327	20,143	1,184	6%
Other components of cost of revenue	19,503	15,749	3,754	24%	54,162	45,064	9,098	20%
Total gross margin	73%	71%			72%	70%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Net Loss	$(2,747)	$(3,547)	$(23,792)	$(11,158)
Add back (deduct):
Stock-based compensation expense	6,856	3,932	19,527	10,858
Depreciation and amortization	2,658	1,671	7,444	4,498
Interest expense	152	317	640	1,047
Other (income) expense, net	(452)	(462)	31	(1,773)
Income tax provision	18	—	57	28
Tides Foundation common stock warrant expense	188	62	564	439
Non-GAAP Adjusted EBITDA	$6,673	$1,973	$4,471	$3,939

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$26,596	$22,494	$75,489	$65,207
Stock-based compensation	(203)	(109)	(579)	(326)
Cost of revenue, Non-GAAP	$26,393	$22,385	$74,910	$64,881
% of revenue, GAAP	27%	29%	28%	30%
% of revenue, Non-GAAP	27%	29%	28%	29%

Gross Profit Reconciliation:
Gross profit, GAAP	$70,152	$55,521	$191,986	$155,067
Stock-based compensation	203	109	579	326
Gross profit, Non-GAAP	$70,355	$55,630	$192,565	$155,393
% of revenue, GAAP	73%	71%	72%	70%
% of revenue, Non-GAAP	73%	71%	72%	71%

Operating Expenses Reconciliation:
Research and development, GAAP	$20,833	$16,209	$60,728	$47,705
Stock-based compensation	(2,567)	(1,503)	(7,286)	(4,569)
Research and development, Non-GAAP	$18,266	$14,706	$53,442	$43,136
% of revenue, GAAP	22%	21%	23%	22%
% of revenue, Non-GAAP	19%	19%	20%	20%

Sales and marketing, GAAP	$33,577	$25,322	$98,695	$70,319
Stock-based compensation	(1,212)	(635)	(3,452)	(1,860)
Sales and marketing, Non-GAAP	$32,365	$24,687	$95,243	$68,459
% of revenue, GAAP	35%	32%	37%	32%
% of revenue, Non-GAAP	33%	32%	36%	31%

General and administrative, GAAP	$18,047	$16,468	$52,973	$46,193
Stock-based compensation	(2,874)	(1,685)	(8,210)	(4,103)
Amortization of intangible assets	(667)	(667)	(1,334)	(1,334)
Tides Foundation common stock warrant expense	(188)	(62)	(564)	(439)
General and administrative, Non-GAAP	$14,318	$14,054	$42,865	$40,317
% of revenue, GAAP	19%	21%	20%	21%
% of revenue, Non-GAAP	15%	18%	16%	18%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(3,029)	$(3,692)	$(23,064)	$(11,856)
Stock-based compensation	6,856	3,932	19,527	10,858
Amortization of intangible assets	667	667	1,334	1,334
Tides Foundation common stock warrant expense	188	62	564	439
Income (loss) from operations, Non-GAAP	$4,682	$969	$(1,639)	$775
% of revenue, GAAP	-3%	-5%	-9%	-5%
% of revenue, Non-GAAP	5%	1%	-1%	—%

Net Loss Reconciliation:
Net loss, GAAP	$(2,747)	$(3,547)	$(23,792)	$(11,158)
Stock-based compensation	6,856	3,932	19,527	10,858
Amortization of intangible assets	667	667	1,334	1,334
Tides Foundation common stock warrant expense	188	62	564	439
Net income (loss), Non-GAAP	$4,964	$1,114	$(2,367)	$1,473
% of revenue, GAAP	-3%	-5%	-9%	-5%
% of revenue, Non-GAAP	5%	1%	-1%	1%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	120,681	111,163	117,121	108,844
Net loss per share, GAAP	$(0.02)	$(0.03)	$(0.20)	$(0.10)
Net income (loss) per share, Non-GAAP	$0.04	$0.01	$(0.02)	$0.01